UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2013
ENZON PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)	08854 (Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of KPMG LLP as Independent Registered Public Accounting Firm

On August 7, 2013, the Finance and Audit Committee (the “Finance and Audit Committee”) of the Board of Directors (the “Board”) of Enzon Pharmaceuticals, Inc. (the “Company”) dismissed KPMG LLP as the Company’s independent registered public accounting firm.

KPMG LLP’s audit reports on the Company’s financial statements for each of the two fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s audit report dated March 18, 2013 with respect to the Company’s financial statements included the following explanatory paragraph: “As stated in Note 1 to the consolidated financial statements, in December 2012, the Company announced that its Board of Directors has retained a financial advisor to assist in reviewing the possible sale or disposition of one or more corporate assets or a sale of the Company and established a special committee to oversee the Company’s sale review process. In connection with the sale review process, the Company has announced plans to suspend all clinical development activities.” The audit report of KPMG LLP dated March 18, 2013 on the effectiveness of internal control over financial reporting of as of December 31, 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report indicates that the Company did not maintain effective controls over financial reporting as of December 31, 2012 because of the effect of a material weakness on the achievement of objectives of control criteria and contains an explanatory paragraph which states: “A material weakness related to management’s review of accounting for non-routine, complex technical accounting matters has been identified and included in management’s assessment.”

In connection with KPMG LLP’s audits of the Company’s financial statements for the fiscal years ended December 31, 2012 and 2011 and in the subsequent interim period through August 7, 2013, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference to the matter in their audit reports.

In connection with KPMG LLP’s audits of the Company’s financial statements for the fiscal years ended December 31, 2012 and 2011 and in the subsequent interim period through August 7, 2013, there was a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K) related to a material weakness in the Company’s internal control over financial reporting as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “2012 Form 10-K”). As disclosed in the 2012 Form 10-K, the Company’s management concluded that as of December 31, 2012 the Company’s internal control over financial reporting was not effective because of the existence of a material weakness related to management’s review of accounting for non-routine, complex technical accounting matters. KPMG LLP’s audit report dated March 18, 2013 with respect to the Company’s internal control over financial reporting as of December 31, 2012 opined that the Company did not maintain effective internal control over financial reporting as of December 31, 2012 because of this material weakness. The subject matter of this material weakness was discussed by the Company’s management and the Finance and Audit Committee with KPMG LLP. The Company has authorized KPMG LLP to respond fully to the inquiries of the successor independent registered public accounting firm concerning this material weakness.

The Company provided KPMG LLP with a copy of this Current Report on Form 8-K and requested that KPMG LLP furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of KPMG LLP’s letter, dated August 12, 2013, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of EisnerAmper LLP as Independent Registered Public Accounting Firm

On August 7, 2013, the Finance and Audit Committee appointed EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 with the goal of reducing the Company’s ongoing audit fees. During the years ended December 31, 2012 and 2011 and through August 7, 2013, neither the Company nor anyone on its behalf consulted with EisnerAmper LLP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report or oral advice was provided to the Company that EisnerAmper LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K). EisnerAmper LLP had provided consultative services associated with internal controls, performed an audit of the employee benefit plan of the Company and provided limited guidance on the application of accounting principles for the years ended December 31, 2012 and 2011.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
16.1	Letter of KPMG LLP dated August 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)
Date: August 12, 2013	By:	/s/ Andrew Rackear
Name: Andrew Rackear
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of KPMG LLP dated August 12, 2013